AGREEMENT

This agreement (this "Agreement") is made and entered into as of May 15, 2007, by and among Sino Gas International Holdings, Inc., a Utah corporation (the "Company"), Vision Opportunity Master Fund, Ltd., a limited liability company formed under the laws of the Cayman Islands (“Vision” and, together with the Company, the “Parties”).

This Agreement is being entered into with reference to (a) the Series B Convertible Preferred Stock Purchase Agreement dated as of September 7, 2006 among the Parties and the other purchasers named therein (the "Purchase Agreement") and (b) the Series J Warrant to purchase 1,993,355 shares of common stock of the Company (the “Common Stock”), issued to Vision by the Company on September 7, 2006 under the number W-J-06-01 and expiring on September 7, 2007 (the “Series J Warrant”).

The Company and Vision hereby agree as follows:

1.	Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement or the Series J Warrant.

“Exercise Date” shall mean May 15, 2007.

2.	Early Exercise of Series J Warrant and Consideration Therefor.

On the Exercise Date, Vision shall exercise its right under the Series J Warrant (as such right has been amended by this Agreement) to purchase 1,094,891 shares of Common Stock at an exercise price of $2.74 per share in an amount corresponding to a total purchase price of $3,000,001.34 (the “Purchase Price”; such 1,094,891 shares, the “Exercise Shares”). In consideration of Vision’s early exercise of the Series J Warrant (as such right has been amended by this Agreement), the Company shall issue to Vision a new warrant to purchase 1,094,891 shares of Common Stock in a form and containing terms substantially identical to the form and terms of the warrant attached hereto as Exhibit 1 (the “Series E Warrant”). Vision shall retain its right under the Series J Warrant to purchase an additional 898,464 shares of Common Stock under the terms set forth therein (as such right has been amended by this Agreement), which right shall be evidenced by a new warrant certificate issued to it by the Company (the “New Series J Warrant” and together with the Series E Warrant, the “Warrants”). The Warrants and the shares of Common Stock issuable upon exercise of the Warrants are sometimes collectively referred to herein as the “Securities.”

3.	Closing.

On the Exercise Date, Vision shall wire the Purchase Price according to the written instructions provided by the Company as set forth on Exhibit 2 attached hereto, and the Company shall deliver to Vision the Exercise Shares, the Series E Warrant and the New Series J Warrant.

4.	Representations and Warranties of the Parties.

(a) The Company has the requisite power and authority to enter into and perform this Agreement and to issue and sell the Securities in accordance with the terms hereof. Vision has the requisite power and authority to enter into and perform this Agreement and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of this Agreement by each Party and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of such Party or its Board of Directors, stockholders, members or partners, as the case may be, is required.

(b) The Securities to be issued at the closing hereunder have been duly authorized by all necessary corporate action on behalf of the Company. When the shares of Common Stock issuable upon exercise of the Warrants are issued in accordance with the terms of the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders thereof shall be entitled to all rights accorded to a holder of Common Stock.

(c) This Agreement constitutes a valid and binding agreement and obligation of each Party enforceable against such Party in accordance with its terms, subject to limitations on enforcement by general principles of equity and bankruptcy or other laws affecting the enforcement of creditors' rights generally.

(d) The Parties are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act.

(e) The Company represents that the offer, issuance and sale of the Securities is exempt from registration under the Securities Act pursuant to an exemption thereunder.

(f) Based in material part upon the representations herein of Vision, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has taken or will take any action so as to exclude the issuance and sale of any of the Securities from exemption from registration under the Securities Act and applicable state securities laws, including by selling, offering to sell or soliciting offers to buy any of the Securities or securities similar thereto, or soliciting offers with respect thereto from, or entering into any preliminary conversations or negotiations relating thereto with, any person and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(g) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings and the Company does not have any registration statement pending before the Commission or currently under the Commission’s review.

(h) The Company understands and acknowledges that it has an obligation to issue the shares of Common Stock issuable upon exercise of the Warrants in accordance with this Agreement and the Warrants and that such obligation is not affected, reduced or eliminated by any dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(i) Vision is acquiring the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Vision does not have a present intention to sell the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Warrants to or through any person or entity; provided, however, that by making the representations herein and subject to Section 4(l) below, Vision does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Vision acknowledges that it is able to bear the financial risks associated with an investment in the Warrants and has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of an investment in the Company.

(j) Vision is an “accredited investor” as defined in Regulation D, is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, and is not a broker-dealer.

(k) Vision acknowledges that it has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Exercise Shares and the Warrants (and Common Stock issuable upon exercise thereof) to be issued under this Agreement.

(l) Vision understands that the Securities must be held indefinitely unless they are registered under the Securities Act or an exemption from registration is available, acknowledges that Vision is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and understands that Rule 144 permits resales only under certain circumstances. Vision understands that to the extent that Rule 144 is not available, it will be unable to sell any Exercise Shares, Warrants or shares issuable upon exercise thereof without either registration under the Securities Act or the existence of another exemption from such registration requirement.

5. Registration Rights. The parties agree that the shares of Common Stock issuable upon exercise of the Warrants are entitled to all of the benefits of the registration rights granted by the Company pursuant to that certain Registration Rights Agreement dated as of September 7, 2006 by and among the Parties and the other purchasers listed on Schedule I thereto (the “Registration Rights Agreement”) and the shares of Common Stock issuable upon exercise of the Warrants shall constitute “Registrable Securities” pursuant to the Registration Rights Agreement. The foregoing sentence notwithstanding, the Company is not obligated at any time to register any shares the registration of which, at such time, would entail a violation of Rule 415 under the Securities Act (“Rule 415”) or the guidance of the Commission in connection therewith.

6.  Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each Party (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York County for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

7. Counterparts. This Agreement may be executed by facsimile signature or electronic transmission in “pdf” format and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. Survival. The representations and warranties of the Parties shall survive the closing hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

SINO GAS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Sino Gas International Holdings, Inc.

VISION OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Vision Opportunity Master Fund, Ltd.

Exhibit 1

Form of Series E Warrant

Exhibit 2

Wiring Instructions for Purchase Price